UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 27, 2006

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2006, Tempur-Pedic International Inc. (the “Company”) entered into a Commitment Letter (the “Commitment Letter”) with Bank of America, N.A., Nordea Bank Danmark A/S, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. (collectively, the “Lenders”), Fifth Third Bank and Suntrust Bank, whereby the Lenders have committed, subject to the terms and conditions set forth in the Commitment Letter, to amend the Company’s $390 million Credit Facility established pursuant to a certain Credit Agreement dated as of October 18, 2005, as amended, to, among other things (i) allow for the purchase, redemption or prepayment on the Company’s Senior Subordinated Notes (and the exclusion thereof from the Consolidated Fixed Charge Coverage Ratio) and (ii) an increase in commitments for the Domestic Revolving Loans in connection therewith in an amount up to $70 million.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this report and furnished under this Item 7.01 is a copy of a press release issued by the Company on November 27, 2006.

The information in Item 7.01 of this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release dated November 27, 2006 entitled “Tempur-Pedic Announces Redemption of Its 10 1/4 Senior Subordinated Notes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2006

Tempur-Pedic International Inc.

By:	/s/ Dale Williams
Name:	Dale Williams
Title:	Senior Vice President and Chief Financial Officer, Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated November 27, 2006 entitled “Tempur-Pedic Announces Redemption of Its 10 1/4 Senior Subordinated Notes”